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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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☑ Definitive Proxy Statement
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U.S. Physical Therapy, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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U.S. PHYSICAL THERAPY, INC.
NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

DATE:	Wednesday, May 31, 2006

TIME:	9:00 a.m. (CT)

PLACE:	1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042
MATTERS TO BE ACTED ON:
1. Election of ten directors to serve until the next annual meeting of stockholders.
2. Approval of the Amended and Restated 1999 Employee Stock Option Plan (“Amended 1999 Plan”), which amends the current 1999 Employee Stock Option Plan (“1999 Plan”) to (i) provide for the issuance of restricted stock and incentive stock options, (ii) include all employees in the definition of eligible individuals, (iii) eliminate the Compensation Committee’s ability to reset the exercise price under any award granted under the Amended 1999 Plan, (iv) extend the effective date of the Amended 1999 Plan until May 31, 2016 and (v) provide for such other changes required or desirable under applicable law, accounting rules or NASD Marketplace Rules.
3. Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2006.
4. Consideration of any other matters that may properly come before the meeting or any adjournments.
YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE ELECTION OF EACH OF THE TEN NOMINEES FOR DIRECTOR, IN FAVOR OF THE AMENDMENTS TO THE 1999 PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
      Your Board of Directors has set April 14, 2006 as the record date for the Annual Meeting. Only holders of our common stock of record on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments. A complete list of stockholders will be available for examination at the Annual Meeting and at our offices at 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042, for a period of ten days prior to the Annual Meeting.
      You are cordially invited to join us at the Annual Meeting. However, to insure your representation at the Annual Meeting, we request that you return your signed proxy card at your earliest convenience, whether or not you plan to attend the Annual Meeting. Your proxy card will be returned to you if you are present at the Annual Meeting and request its return.

By Order of the Board of Directors,

Janna King,
Corporate Secretary
April 17, 2006

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
Item 1 -- Election of Directors
STOCK OWNERSHIP STOCK OWNED BY DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS
STOCK HELD BY PRINCIPAL “BENEFICIAL HOLDERS”
EXECUTIVE OFFICERS
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
EQUITY COMPENSATION PLAN INFORMATION
INDEPENDENT PUBLIC ACCOUNTANTS
DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE 2007 ANNUAL MEETING OF STOCKHOLDERS
OTHER MATTERS

U.S. PHYSICAL THERAPY, INC.
1300 West Sam Houston Parkway South, Suite 300
Houston, Texas 77042
(713) 297-7000
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
May 31, 2006

Annual Meeting:

Date:	Wednesday, May 31, 2006

Time:	9:00 a.m. (CT)

Place	1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042
Agenda:
      Election of ten director nominees.
      Approve Amended 1999 Plan.
      Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2006.
Who Can Vote:
      All holders of record of our common stock at the close of business on April 14, 2006 are entitled to vote at the Annual Meeting. Holders of our common stock are entitled to one vote per share.
Proxies Solicited By:
      Your vote and proxy are being solicited by our Board of Directors for use at the Annual Meeting. This Proxy Statement and the enclosed proxy card are being mailed on behalf of our Board of Directors on or about April 20, 2006 to all of our stockholders (any reference to shareholders and or stockholders shall denote and be referred to as stockholders) of record as of the close of business on April 14, 2006.
      Your presence at the Annual Meeting will not automatically revoke your proxy. You may, however, revoke your proxy at any time prior to its exercise by delivering to us another proxy bearing a later date, by attending the Annual Meeting and voting in person, or by filing a written notice of revocation with Janna King, our Corporate Secretary, at our principal executive offices, 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042. If you receive multiple proxy cards, this indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should vote each of the proxy cards to ensure that all of your shares are voted.
Proxies:
      Properly executed but unmarked proxies will be voted FOR the election of our ten director nominees, FOR the approval of the amendments to the 1999 Plan and FOR the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm. If you “withhold” your vote for any of the nominees, this will be counted as a vote AGAINST that nominee. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote your shares as directed by a majority of the Board of Directors.

Quorum:
      Only shares of our common stock can be voted, with each share entitling its owner to one vote on all matters. The close of business on April 14, 2006 was fixed by the Board of Directors as the record date for determination of stockholders entitled to vote at the meeting. The number of shares of our common stock outstanding on the record date was 11,788,362. The presence, in person or by proxy, of at least a majority of the shares is necessary to constitute a quorum at our Annual Meeting. Abstentions will be treated as present for determining a quorum at the Annual Meeting. If a broker holding your shares in “street” name indicates to us on a proxy card that the broker lacks discretionary authority to vote your shares, we will not consider your shares as present or entitled to vote for any purpose. There is no cumulative voting in the election of directors and the directors will be elected by a plurality of the votes cast at the Annual Meeting. A majority of the shares present, in person or by proxy, and entitled to vote at our Annual Meeting must be voted in favor of the amendments to the 1999 Plan in order for those amendments to be approved.
Cost of Proxy Solicitation:
      We will bear the cost of soliciting proxies. Some of our directors, officers and regular employees may solicit proxies personally or by telephone. Proxy materials will also be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names.
Questions and Additional Information:
      You may call our President and Chief Executive Officer, Christopher J. Reading, our Chief Financial Officer, Lawrance W. McAfee, or email us at investorrelations@usph.com if you have any questions. A copy of our Annual Report on Form 10-K for the year ended December 31, 2005 accompanies this Proxy Statement. We have filed an Annual Report on Form 10-K for the year ended December 31, 2005 (the “Form 10-K”) with the Securities and Exchange Commission (the “SEC”). You may obtain additional copies of the Form 10-K by downloading it from our website at usph.com writing to U.S. Physical Therapy, Inc., 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042, Attention: Janna King, Corporate Secretary or by emailing us at investorrelations@usph.com.
PLEASE VOTE — YOUR VOTE IS IMPORTANT
Item 1 — Election of Directors
      The accompanying proxy, unless marked to the contrary, will be voted in favor of the election of Messrs. Daniel C. Arnold, Christopher J. Reading, Lawrance W. McAfee, Mark J. Brookner, Bruce D. Broussard, Bernard A. Harris, Jr., Marlin W. Johnston, J. Livingston Kosberg, Jerald L. Pullins and Clayton K. Trier. These ten nominees are current directors standing for re-election and will be elected at the Annual Meeting to serve until the next annual meeting of stockholders. Mr. Albert L. Rosen, a current director of the Company, is not standing for reelection. In connection with the election of directors at the Annual Meeting, the Board of Directors intends to set the number of directors constituting our full Board of Directors at ten.

      The board of directors has determined that Messrs. Arnold, Broussard, Harris, Johnston, Pullins and Trier are considered independent under the applicable NASDAQ Listing Standards. Messrs. McAfee and Reading, who are officers of the Company, and Messrs. Brookner and Kosberg, who are consultants to the Company and former employees, are not considered independent under the applicable NASDAQ Listing Standards. The nominees for director are:

		Director
Nominees:	Age	Since	Position(s)Held

Daniel C. Arnold	76	1992	Chairman of the Board
Christopher J. Reading	42	2004	President, Chief Executive Officer and Director
Lawrance W. McAfee	51	2004	Executive Vice President, Chief Financial Officer and Director
Mark J. Brookner	61	1990	Vice Chairman of the Board and Director
Bruce D. Broussard	43	1999	Director
Dr. Bernard A. Harris, Jr.*	49	2005	Director
Marlin W. Johnston	74	1992	Director
J. Livingston Kosberg	69	2004	Director
Jerald L. Pullins	64	2003	Director
Clayton K. Trier**	54	2005	Director

*	Dr. Harris was appointed to the Board of Directors effective August 23, 2005.

**	Mr. Trier was appointed to the Board of Directors effective February 23, 2005.
Director Biographies:
      Daniel C. Arnold was named our Chairman of the Board on July 6, 2004. Mr. Arnold is a private investor engaged primarily in managing his personal investments. During the past five years, he had served on the board of directors of both Parkway Properties, Inc., a real estate investment trust listed on the New York Stock Exchange, and Belco Oil & Gas Corp., a public oil and gas exploration and production company. He has also served as Chairman of the Board of Trustees of Baylor College of Medicine. Currently, Mr. Arnold only serves on our Board of Directors.
      Christopher J. Reading was promoted to President and Chief Executive Officer and elected to our Board of Directors effective November 1, 2004. Prior to November 2004, Mr. Reading served as our Chief Operating Officer since joining us in October 2003. From 1990 to 2003, Mr. Reading served in various executive and management positions with HealthSouth Corporation where most recently he was Senior Vice President of operations responsible for over 200 facilities located in 10 states. Mr. Reading is a physical therapist.
      Lawrance W. McAfee was promoted to Executive Vice President and elected to our Board of Directors effective November 1, 2004. Mr. McAfee also serves as our Chief Financial Officer, a position he has held since joining us in September 2003. Mr. McAfee’s experience includes having served as Chief Financial Officer of three public companies and President of two private companies. From September 2002 to April 2003, he served as President and Chief Financial Officer of SAT Corporation, a software company. From September 1999 until March 2002, Mr. McAfee was Chief Financial Officer and later President of CheMatch.com, Inc., an on-line chemicals exchange.
      Mark J. Brookner has served as our Vice Chairman of the Board since August 1998. Mr. Brookner is currently a private investor. He served as our Chief Financial Officer from April 1992 to August 1998 and as our Secretary and Treasurer during portions of that period.

      Bruce D. Broussard has served on our Board since 1999. Since November 2005, Mr. Broussard has been President of U.S. Oncology, Inc., a cancer-care services company formerly listed on The Nasdaq Stock Market. Since August 2000 through October 2005, he was the Chief Financial Officer of U.S. Oncology, Inc. From December 1997 to August 2000, Mr. Broussard was the Chief Executive Officer of HarborDental Properties, a dental development company specializing in free-standing upscale dedicated dental buildings. Mr. Broussard served as the Chief Financial Officer for Regency Health Services, Inc., a national chain of nursing homes and provider of long-term health services formerly listed on the New York Stock Exchange, from 1996 to 1997 and as a Director and Chief Financial Officer for Sun Health Care Group, a health care provider, from 1993 to 1996.
      Dr. Bernard A. Harris joined our Board on August 23, 2005. From June 2001, Dr. Harris has been President and Chief Executive Officer of Vesalius Ventures, a venture capital firm that invests in early stage medical informatics and technology. From 1996 to 2001, he served as Chief Medical Officer and Vice President for Space Hab, an aerospace company. Dr. Harris is a former astronaut, having completed two space shuttle missions. He completed his residency in Internal Medicine at the Mayo Clinic and trained as a flight surgeon at the Aerospace School of Medicine at Brooks Air Force Base.
      Marlin W. Johnston has served on our Board since 1992. Mr. Johnston has been a management consultant with Tonn & Associates, a management consulting firm, since September 1993. During 1992 and 1993, Mr. Johnston served as a management consultant to the Texas Department of Health and the Texas Department of Protective and Regulatory Services.
      J. Livingston Kosberg rejoined our Board of Directors on July 6, 2004 and served as our interim Chief Executive Officer from July 6, 2004 through October 31, 2004. Mr. Kosberg previously served as our Chief Executive Officer from April 1992 until August 1995 and as our Chairman of the Board from April 1992 until May 2001. Mr. Kosberg also serves as a director of Affiliated Computer Services, Inc., a Fortune 500 and S&P 500 company listed on the New York Stock Exchange that provides business process and technology outsourcing solutions to commercial and government clients. Mr. Kosberg has been involved in a variety of industries, including healthcare, finance and construction and currently serves as an advisor to several investment funds.
      Jerald L. Pullins has served on our Board since 2003. Mr. Pullins is President and Chief Executive Officer of Voyager Hospice, Inc., a private enterprise involved in the acquisition, development and operation of hospice and palliative care facilities. From August 1991 until 2002, he was employed by Service Corporation International, a provider of funeral,, cemetery and related services listed on the New York Stock Exchange, in various capacities including: President and Chief Operating Officer (1998-2002); Executive Vice President-International Operations (1994-1998); and Senior Vice President-Corporate Development (1991-1994). Prior to 1991, for seven years he served as President and Chief Executive Officer of The Sentinel Group, Inc., a private company which owned and operated funeral, cemetery, insurance and related businesses.
      Clayton K. Trier joined our Board on February 23, 2005. Mr. Trier is a private investor. He was a founder and former Chairman and Chief Executive Officer of U.S. Delivery Systems, Inc., which developed the first national network providing same-day delivery service, from 1993 until 1997. Before it was acquired in 1996, U.S. Delivery was listed for two years on the New York Stock Exchange. Mr. Trier currently serves on the board of Creative Master (Bermuda) Ltd, a public company listed on the Singapore Stock Exchange, and is Chairman of the Board of Digital Music Group, Inc., a public company listed on the Nasdaq National Market.
      The persons named on the proxy card will vote FOR all of the nominees for director listed above unless you withhold authority to vote for one or more of the nominees. Nominees will be elected by a plurality of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be treated as a vote for or against any particular nominee and will not affect the outcome of the election of directors. Continental Stock Transfer & Trust Co. will tabulate the votes cast by proxy or in person at the Annual Meeting.

      All of our nominees have consented to serve as directors. Our Board has no reason to believe that any of the nominees will be unable to act as a director. However, if any director is unable to serve, the Board will designate a substitute. If a substitute nominee is named, the persons named on the proxy card will vote FOR the election of the substitute nominee.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
VOTE FOR THE ELECTION OF THE TEN NOMINEES FOR DIRECTOR
NAMED IN THE PROXY STATEMENT.
CORPORATE GOVERNANCE AND BOARD MATTERS
Independence Directors
      After the upcoming Annual Meeting, the Board will consist of ten directors, six of whom the Board has affirmatively determined have no relationship with the Company or its subsidiaries which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and are independent, as defined in the applicable NASDAQ Listing Standards. See Item 1. Election of Directors.
Attendance at Board Meetings and Board Committees
      The Board of Directors conducts its business through its meetings and through meetings of certain committees of the Board of Directors. All committees act for the Company. The Board of Directors is comprised of a majority of independent directors as required by the applicable NASDAQ Listing Standards.
      The Board has standing governance and nominating, corporate compliance (sub-committee of the audit committee), compensation and audit committees. During 2005, the Board of Directors met 7 times, the Governance and Nominating Committee met 2 times, the Corporate Compliance Committee met 4 times, the Compensation Committee met 7 times and the Audit Committee met 13 times. Each of our directors attended at least 75% of the meetings of the Board of Directors and each committee on which he served. These committees are constituted as follows:

Governance and Nominating Committee
      The Governance and Nominating Committee currently consists of Messrs. Arnold (Chairman), Broussard and Trier, all of whom are independent directors (as the term independent is defined by the applicable NASDAQ Listing Standards). Mr. Trier was elected to the Governance and Nominating Committee effective February 23, 2005. The function of the Governance and Nominating Committee is to select, screen and recommend to the full Board nominees for election as directors, including any nominees proposed by stockholders who have complied with the procedures described below. The Governance and Nominating Committee also has ongoing responsibility for oversight review of Board performance, ensuring individual Board member’s continuing commitment to the Board and the Company’s goals and objectives. Additional functions include regularly assessing the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance and Nominating Committee will consider various potential candidates for director. Candidates may come to the attention of the Governance and Nominating Committee through current Board members, stockholders, or other persons. The Governance and Nominating Committee may also hire third parties to identify, evaluate, or to assist in identifying or evaluating, potential nominees should it be determined necessary. The Governance and Nominating Committee is required to meet twice a year and operates under a written charter, a copy of which is available on our website www.usph.com.
      Nomination Criteria. In its consideration of Board candidates, the Governance and Nominating Committee considers the following criteria: the candidate’s general understanding of health care sector, marketing, finance and other disciplines relevant to the success of a publicly-traded company; strategic business contacts and regard or reputation in the community, industry and civic affairs; financial, regulatory and business experience; integrity, honesty and reputation; diversity, size of the Board of Directors and regulatory obligations. In the case of incumbent directors whose terms of office are set to expire, the Governance and Nominating Committee reviews such directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and whether the director continues to meet the independence standards set forth in the applicable SEC rules and regulations and the applicable NASDAQ Listing Standards. In the case of new director candidates, the questions of independence and financial expertise are important to determine what roles can be performed by the candidate, and the Governance and Nominating Committee determines whether the candidate meets the independence standards set forth in the SEC rules and regulations and the applicable NASDAQ Listing Standards, and the level of the candidate’s financial expertise. Candidates are first screened by the Governance and Nominating Committee, and if approved by the Governance and Nominating Committee, then they are screened by other members of the Board. The full Board approves the final nomination(s) based on recommendations from the Governance and Nominating Committee. The Chairman of the Board, acting on behalf of the full Board, will extend the formal invitation to become a nominee of the Board of Directors. Qualified candidates for membership on the Board will be considered without regard to race, color, religion, sex, ancestry, national origin or disability.
      Stockholder Nomination Procedures. The Governance and Nominating Committee will consider director candidates recommended by the stockholders. Generally, for a stockholder of the Company to make a nomination, he or she must give written notice to our Corporate Secretary so that such notice is received at least 120 calendar days prior to the first anniversary of the date the Company’s proxy statement is sent to the stockholders in connection with the previous year’s annual meeting of stockholders. If no annual meeting of stockholders was held in the previous year (or if the date of the annual meeting of stockholders was changed by more than 30 calendar days from the date of the previous year’s annual meeting), the notice must be received by the Company at least 150 calendar days prior to the date of the previous year’s annual meeting. The stockholder’s notice must set forth as to each nominee: (i) the name, age, business address and residence address of such nominee; (ii) the principal occupation or employment of such nominee; (iii) the number of shares of our Common Stock which are beneficially owned by such nominee; and (iv) any other information relating to such nominee that may be required under federal securities laws to be disclosed in solicitations of proxies for the election of directors (including the written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serve as a director if elected). The stockholder’s notice must also set forth as to the stockholder giving notice: (i) the name and address of such stockholder; and (ii) the number of shares of our Common Stock which are beneficially owned by such stockholder.
      If the information supplied by the stockholder is deficient in any material aspect or if the foregoing procedure is not followed, the chairman of the annual meeting may determine that such stockholder’s nomination should not be brought before the meeting and that such nominee shall not be eligible for election as a director of the Company. The Governance and Nominating Committee will not alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder.

Corporate Compliance Sub-Committee
      The Corporate Compliance Committee is a sub-committee of the Audit Committee, and consists of three independent directors (“Compliance Committee”). The three independent director members of this committee are Messrs. Johnston (Chairman), Harris and Pullins. Dr. Harris was elected to the Corporate Compliance Sub-Committee on August 23, 2005. The Compliance Committee has general oversight of our Company’s compliance with the legal and regulatory requirements regarding healthcare operations. The Chairman of the Compliance Committee is provided with information regarding calls received on the Company’s compliance hotline and reports his findings to the Compliance Committee. The Compliance Committee relies on the expertise and knowledge of management, especially our Compliance Officer (“CO”) and other compliance, management, operations and legal personnel. The CO is in ongoing contact with the Chairman of the Compliance Committee. The Compliance Committee meets at least two times a year or more frequently as necessary to carry out its responsibilities and reports periodically to the Board of Directors regarding its actions and recommendations. The Corporate Compliance Committee reviews and assesses the activities and findings of clinic internal audits, reviews reports of material noncompliance and reviews and approves corrective actions proposed by management.

Compensation Committee
      The current members of the Compensation Committee are Messrs. Broussard (Chairman), Arnold, Rosen and Trier all of whom are independent directors (as the term independent is defined by the applicable NASDAQ Listing Standards). Mr. Broussard was elected to the Compensation Committee on September 22, 2005 and Mr. Trier on February 23, 2005. Mr. Rosen will serve until the Annual Meeting. The primary function of the Compensation Committee is to determine and report to the Board the compensation to be paid to our directors and executive officers and administer incentive stock plans.

Audit Committee
      The Audit Committee currently consists of Messrs. Johnston (Chairman), Harris, Pullins and Trier. Mr. Trier was elected to the Audit Committee effective February 23, 2005 and Dr. Harris on August 23, 2005. Our Board of Directors has determined that Mr. Trier and Mr. Pullins are “audit committee financial experts.” As more fully described in the Audit Committee Charter, which can be found on our website, www.usph.com, the Audit Committee is responsible for, among other things:

•	overseeing our financial reporting processes, including the quarterly reviews and annual audits of our financial statements by the independent auditors;

•	the appointment, compensation, retention and oversight of the work of the independent auditors;

•	pre-approving audit and permitted non-audit services, and related fees and terms of engagement, provided by the independent auditors; and

•	reviewing with management and independent auditors issues relating to disclosure controls and procedures and internal control over financial reporting.
      The Audit Committee Charter requires that the Audit Committee consist of at least three independent members of our Board. Each member of the Audit Committee is an “independent director” as that term is defined by Nasdaq Stock Market Rule 4200(a)(14).
Codes of Conduct
      Our Board has approved and we have adopted a Code of Business Conduct and Ethics applicable to all of our directors. This code is available on our website, www.usph.com. Our Board, or a committee of its independent members, is responsible for reviewing and approving or rejecting any requested waivers to this code, as such waivers may apply to our directors. Any waivers of this code for directors will be disclosed in a Form 8-K filed with the SEC, which will be available on the SEC’s website at www.sec.gov.
      Our Board has approved and we have adopted an additional Code of Business Conduct and Ethics, applicable to our Chief Executive Officer and all senior financial officers, relating to dealings with our auditors and the preparation of our financial statements and other disclosures made to the public under SEC rules and regulations. This code is available on our website, www.usph.com. The Board, or a committee of its independent members, is responsible for reviewing and approving or rejecting any requested waivers from and amendments to this code. Any waivers from and amendments to will be disclosed in a Form 8-K filed with the SEC, which will be available on the SEC’s website at www.sec.gov.

Communications with the Board of Directors and Attendance at Annual Meeting.
      The Board of Directors maintains an informal process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors should send any communication to Janna King, our Corporate Secretary, at our principal executive offices, 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.
      Although the Company does not have a formal policy requiring them to do so, all of the members of our Board of Directors are encouraged to attend our annual meeting of stockholders. At the 2005 annual meeting, three of our directors were in attendance.
Compensation of Directors
      For 2005, each of our independent directors received $7,500 per quarter for serving as a member of our Board of Directors. Effective May 25, 2005, non-employee directors are paid $500 for each committee meeting attended in person and $500 for each meeting attended telephonically. The Chairman of each of the Audit Committee and Compliance Committee is paid a $5,000 annual fee. The Chairman of the Board is paid a $20,000 annual chairman fee. They are also reimbursed for their out-of-pocket travel and related expenses incurred in attending Board and committee meetings. Directors who are also our employees or consultants are not compensated separately for serving on our Board.
      On February 23, 2005, Mr. Trier received a ten-year non-qualified equity-based grant to purchase 30,000 shares of our common stock with an exercise price of $13.97 per share. The grant became exercisable on February 23, 2006. On August 23, 2005, Dr. Harris received a ten-year non-qualified equity-based grant to purchase 30,000 shares of our common stock at an exercise price of $18.42 per share. The grant became exercisable on December 31, 2005. On November 15, 2005, each of Messrs. Arnold, Brookner, Broussard, Johnston, Kosberg, Pullins and Rosen each received a ten-year non-qualified equity-based compensation grant to purchase 5,000 shares of our common stock, which became immediately exercisable. On November 15, 2005, Mr. Trier received a ten-year non-qualified equity-based compensation grant to purchase 2,500 shares of our common stock, which became immediately exercisable. The exercise price of the equity awards granted on November 15, 2005 was $18.80 per share. All exercise prices for the 2005 grants were deemed to be the fair market value of our stock on the date of grant. All option grants described above were issued under our 2003 Stock Incentive Plan and expire six months after the termination of the recipient’s position with us.
      In 2005, Mr. Brookner received $50,000 in compensation and benefits for serving as a consultant and as Vice Chairman of the Board and Mr. Kosberg received $87,800 in compensation for serving as a consultant. Mr. Brookner and Mr. Kosberg’s consulting arrangements are described below in the section entitled “Employment and Consulting Agreements.”

STOCK OWNERSHIP
STOCK OWNED BY DIRECTORS, DIRECTOR NOMINEES AND EXECUTIVE OFFICERS
      The following table shows the number and percentage of shares of our common stock beneficially owned by our directors and executive officers as of March 31, 2006. Each person has sole voting and investment power for the shares shown below unless otherwise indicated.

	Number of
Name of	Shares		Right to	Percent of
Beneficial Owner	Owned(1)		Acquire(2)	Common Stock

Directors
Daniel C. Arnold	124,002		104,002	1.0%
Chairman of the Board
Christopher J. Reading	100,000		100,000	*
President, Chief Executive Officer and Director
Lawrance W. McAfee	75,000		75,000	*
Executive Vice President, Chief Financial Officer and Director
Mark J. Brookner	95,000	(3)	25,000	*
Vice Chairman of the Board and Director
Bruce D. Broussard	40,002		40,002	*
Director
Dr. Bernard A. Harris, Jr.	30,000		30,000	*
Director
Marlin W. Johnston	52,500		37,500	*
Director
J. Livingston Kosberg	271,710	(4)	30,000	2.3%
Director
Jerald L. Pullins	62,500		57,500	*
Director
Albert L. Rosen	133,002	(5)	65,502	1.1%
Director (not standing for reelection)
Clayton K. Trier	34,000		32,500	*
Director
Non-Director Executive Officers
Glenn D. McDowell	10,000		10,000	*
Chief Operating Officer

All directors and executive officers as a group (12 persons)	1,027,716		607,006	8.3%

*	Less than 1%

(1)	Includes shares of our common stock subject to outstanding options that are currently exercisable or exercisable through May 30, 2006.

(2)	Number of shares of our common stock (of the total beneficially owned) that can be acquired through stock options exercisable through May 30, 2006.

(3)	Includes 25,000 shares of our common stock owned directly by Mr. Brookner and 70,000 shares of common stock held in various trusts of which Mr. Brookner is the trustee.

(4)	Includes 210,000 shares of our common stock held by the Livingston Kosberg Trust which Mr. Kosberg is the trustee and income beneficiary. Also includes 13,200 shares of our common stock held directly by Mr. Kosberg, 15,000 shares of our common stock held in a trust in which Mr. Kosberg is the trustee and 3,510 shares of our common stock held by Mr. Kosberg’s spouse for which Mr. Kosberg disclaims beneficial ownership.

(5)	Includes 67,500 shares of our common stock held by the Rosen Family Trust. Mr. Rosen serves as a trustee for the Rosen Family Trust.

STOCK HELD BY PRINCIPAL “BENEFICIAL HOLDERS”
      The table shows the ownership of our shares of Common Stock by persons known to us to beneficially own more than 5% of our Common Stock. The information is based on the most recent statements filed with the SEC on Schedule 13D or 13G, submitted to us by those persons.

	Amount and
	Nature of		Percent of
Name and Address	Beneficial		Common Stock
of Beneficial Owner	Ownership		Outstanding

Wasatch Advisors, Inc.	1,573,389	(1)	13.4%
150 Social Hall Avenue Salt Lake City, UT 84111
Royce & Associates, LLC	1,547,575	(2)	13.1%
1414 Avenue of the Americas New York, NY 10019
FMR Corp.	723,900	(3)	6.1%
82 Devonshire Street Boston, MA 02109
Barclays Global Investors, NA	603,447	(4)	5.1%
45 Fremont Street San Francisco, CA 94105

(1)	Wasatch Advisors, Inc. has sole voting and sole dispositive power over all of the shares as disclosed in a Schedule 13G/ A filed February 14, 2006.

(2)	Royce & Associates, LLC has sole voting and dispositive power over all of the shares as disclosed in a Schedule 13G/A filed February 3, 2006.

(3)	FMR Corp. does not have voting power but has sole dispositive power over all of the shares as disclosed in a Schedule 13G/A filed February 14, 2006.

(4)	Barclays Global Investors, NA has sole voting power over 455,213 of the shares and sole dispositive power over 477,684 of the shares and Barclays Global Fund Advisors has sole voting and dispositive power over 125,763 of the shares as disclosed in a Schedule 13G filed January 27 2006.
EXECUTIVE OFFICERS
      The current executive officers of the Company are as follows:

Name	Position

Christopher J. Reading	President and Chief Executive Officer
Lawrance W. McAfee	Executive Vice President and Chief Financial Officer
Glenn D. McDowell	Chief Operating Officer
      For information concerning Messrs. Reading and McAfee see Election of Directors.
      Glenn D. McDowell, 49, was promoted to Chief Operating Officer effective January 24, 2005. Mr. McDowell has served as our Vice President of Operations overseeing the west region since joining us in October 2003 until January 2005. From 1996 to 2003, Mr. McDowell was employed by HealthSouth Corporation, a provider of outpatient surgery, diagnostic imaging and rehabilitative healthcare services. His most recent position with HealthSouth Corporation was Vice President of Operations  — West Ambulatory Division where he oversaw the operations of more than 165 outpatient rehabilitation and other facilities.

Executive Compensation
      The following table sets forth the compensation paid or accrued for services rendered in all capacities on behalf of our Company during 2005, 2004 and 2003 to Messrs. Reading, McAfee and McDowell. (the “Named Executive Officers”)
Summary Compensation Table

					Long-Term
		Annual Compensation Awards(1)			Compensation

					Securities
	Fiscal			Other Annual	Underlying
Name and Principal Position(s)	Year	Salary	Bonus	Compensation	Options #(2)

Christopher J. Reading(3)	2005	$325,000	$150,000	—	—
Chief Executive Officer	2004	262,500	100,000	—	200,000
	2003	41,667	—	$28,945	50,000
Lawrance W. McAfee(4)	2005	$325,000	$150,000	—	—
Chief Financial Officer	2004	304,167	120,000	—	200,000
	2003	100,000	12,500	—	50,000
Glenn D. McDowell(5)	2005	$181,861	$90,000	—	45,000
Chief Operating Officer	2004	140,000	23,000	—	5,000
	2003	35,027	—	$9,522	5,000

(1)	None of the above individuals holds any shares of restricted stock of U.S. Physical Therapy, Inc. These compensation figures do not include the cost of benefits, including premiums for life insurance, and any other perquisites provided by the Company to such persons in connection with our business, all of which does not exceed the lesser of $50,000 or 10% of such person’s annual salary and bonus for the subject fiscal year.

(2)	Reflects shares of our common stock underlying options granted under our 2003 Stock Incentive Plan and inducement options.

(3)	For 2003, reflects compensation received from November 3, 2003 through December 31, 2003 and payment of Mr. Reading’s moving expenses. Effective February 27, 2006, Mr. Reading’s annual salary was increased to $341,250.

(4)	For 2003, reflects compensation received from September 2, 2003 through December 31, 2003. Effective February 27, 2006, Mr. McAfee’s annual salary was increased to $341,250.

(5)	For 2003, reflects compensation received from October 1, 2003 through December 31, 2003 and payment of Mr. McDowell’s moving expenses. In connection with his promotion to Chief Operating Officer, Mr. McDowell was granted 45,000 stock options under the 2003 Stock Incentive Plan in February, 2005. Effective January 8, 2006, Mr. McDowell’s annual salary was increased to $190,550.

Option Grants
      The following table contains information with respect to grants of stock options and equity-based compensation grants to the Named Executive Officers during the year ended December 31, 2005.
Option Grants in 2005 Fiscal Year
Individual Grants

Potential Realizable Value
	Number of				at Assumed Annual Rates
	Securities	% of Total			of Stock Price Appreciation
	Underlying	Options Granted	Exercise or		for Option Term
	Options Granted	to Employees	Base Price	Expiration
Name	(#)(a)	in Fiscal Year	($/Sh)	Date	5% ($)	10% ($)

Christopher J. Reading	—	—	—	—	$—	$—
Lawrance W. McAfee	—	—	—	—	—	—
Glenn D. McDowell	45,000	20%	13.970	2/23/2015	395,355	1,001,906

(a)	The non-qualified stock options, which expire in ten years, were granted under the 2003 Stock Incentive Plan.
Option Exercises and Holdings
      The following table sets forth the option exercises during fiscal year 2005 and the year-end value of all unexercised in-the-money options held by the Named Executive Officers.
Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at FY-End (#)(a)		at FY-End ($)(a)(b)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Christopher J. Reading	—	—	100,000	150,000	$528,900	$716,100
Lawrance W. McAfee	25,000	$135,900	75,000	150,000	398,000	716,100
Glenn D. McDowell	6,000	33,530	1,000	48,000	4,150	214,950

(a)	Reflects the number of shares of our common stock underlying options granted under the 2003 Stock Incentive Plan and Inducement Options.

(b)	Market value of underlying securities at year-end of $18.47 per share minus the exercise or base price of in-the-money options at year-end.
Employment and Consulting Agreements
      In October 2004, each of Messrs. Reading and McAfee entered into new employment agreements effective as of November 1, 2004 that superseded their employment agreements that were effective in September 2003. Under their current employment agreements, Mr. Reading is employed as President and Chief Executive Officer and Mr. McAfee is employed as Executive Vice President and Chief Financial Officer. Each employment agreement is for a three-year term, provided, however, that effective on the first and second anniversary of the effective date of the agreement, the term is automatically extended for an additional year (up to a maximum term, with such extensions, of five years) unless either party notifies the other on or before such anniversary dates that such party has elected not to extend the term. Effective November 1, 2004, each of Messrs. Reading and McAfee’s base salary was $325,000 per year, subject to adjustment. Additionally, Messrs. Reading and McAfee were each granted non-qualified stock options to purchase 150,000 shares of our common stock. Effective February 27, 2006, each of Messrs. Reading and McAfee’s base annual salary was increased to $341,250. They are eligible to receive cash bonuses payable in accordance with their employment agreements or at the discretion of our Board of Directors and are entitled to participate in any employee benefit plans adopted by us.
      Messrs. Reading and McAfee’s employment agreements may be terminated by us prior to the expiration of its term in the event their respective employment is terminated for “cause” (as defined in the agreement). If a “change in control” (as defined in the agreement) occurs and Mr. Reading does not continue as the President and Chief Executive Officer of the Company after the change of control, or Mr. McAfee does not continue as Executive Vice President and Chief Financial Officer of the Company after the change of control, each of Messrs. Reading and McAfee, as applicable, will be entitled to a change of control benefit of $500,000. If the employment of Mr. Reading or Mr. McAfee is terminated without “cause” or for “good reason,” he would be entitled to receive the compensation then in effect for the remainder of the term of the agreement and the greater of (i) the bonus paid or payable to Mr. Reading or Mr. McAfee, as applicable, with respect to the last fiscal year completed prior to the termination or (ii) the average of the bonuses paid to Mr. Reading or Mr. McAfee, as applicable, over the last three fiscal years of employment ending with the last fiscal year prior to termination.
      Mr. Kosberg entered into a five year consulting agreement with us commencing on June 1, 2001, which provided for compensation at an annual rate of $95,000 per year. This agreement was amended effective November 15, 2002 at which time the annual rate was changed to $87,800 per year. Additionally, the agreement also provides that at Mr. Kosberg’s request and at his cost and expense, the Company will make available, to the extent it is reasonably available, primary health insurance coverage for Mr. Kosberg and his family on commercial terms until the earlier of (i) the date of his 80th birthday or (ii) the date on which there are no longer any persons surviving who are entitled to such health insurance coverage.
      Mr. Brookner entered into a five year consulting agreement with us effective November 15, 2002, providing for compensation at an annual rate of $50,000 per year. The agreement also provides that at Mr. Brookner’s request and at his cost and expense, the Company will make available, to the extent it is reasonably available, primary health insurance coverage for Mr. Brookner and his family on commercial terms until the earlier of (i) the date of his 75th birthday or (ii) the date on which there are no longer any persons surviving who are entitled to such health insurance coverage.
REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
      Our Board Compensation Committee prepared the following report on our policies with respect to the compensation of executive officers for 2005. The Board has delegated to the Compensation Committee the responsibility of making decisions on the compensation of our executive officers (including stock options). The Compensation Committee consists solely of independent directors.
Compensation of Executive Officers
      Our compensation policies are designed to enable us to attract, motivate and retain experienced and qualified executives. We seek to provide competitive compensation. Historically, our policy has been to provide a significant component of an executive officer’s compensation through the grant of equity-based incentives, including stock options. We believe that equity-based incentives to executives, as well as to employees, generally, help align the interests of these officers and employees with the interests of our stockholders.
      The following describes in more specific terms the elements of compensation of executive officers for 2005.

Base Salaries
      Other than the base salary of our Chief Executive Officer and Chief Financial Officer which were initially set by an employment agreement (see “Employment and Consulting Agreements”), base salaries of executives are initially determined by evaluating the responsibilities of the position, the experience and knowledge of the individual and the competitive marketplace for executive talent. Base salaries for executive officers are reviewed annually by our Compensation Committee based on, among other things, individual performance and responsibilities.

Incentive Compensation
      Based on performance, incentive compensation opportunities are available to a wide range of our employees. We believe that incentive compensation is effective in reinforcing both the overall values of our company and our specific operating goals.
      Incentive compensation programs are designed to focus employees’ attention on our key performance goals, to identify the expected levels of performance and to reward individuals who meet or exceed our expectations. The aggregate amounts available for incentive awards are determined by our overall financial performance. The actual awards paid to individual recipients, other than to executive officers, are formulated by management and approved by the Compensation Committee. The Compensation Committee formulates and decides any incentive awards for executives.

Stock Option Awards
      Our 2003 Stock Incentive Plan and 1992 Stock Option Plan, as amended (the “1992 Option Plan”) were approved by our Board and stockholders to align employee and outside directors’ interests with stockholders’ interests, to provide incentives to our key employees by encouraging their ownership of our common stock and to aid us in attracting and retaining key employees, upon whose efforts our success and future growth depends. In addition, we have our 1999 Employee Stock Option Plan, which is used to grant options to non-executive employees. While a number of options are outstanding under the 1992 Option Plan, no future options will be granted under that plan as it expired in April 2002.
      Options are granted at the discretion of the Compensation Committee. Individual grant sizes are determined based on organizational and individual performance. At the discretion of the Compensation Committee, and based on the recommendation of management, options may also be used as an incentive for candidates recruited to fill key positions.
      During 2005, we granted options and stock-based compensation awards covering a total of 228,850 shares of our common stock to 124 directors, officers and employees. This includes options granted under the 1999 Employee Stock Option Plan and the 2003 Stock Incentive Plan. No options have been granted to our executive officers or directors under the 1999 Employee Stock Option Plan. The per share exercise price of all options granted in 2005 equaled the fair market value of a share of our common stock on the date of grant.
      The stock option grant made to an executive officer in 2005 reflects an incentive to our new Chief Operating Officer upon his promotion. No options were granted to the Chief Executive Officer or the Chief Financial Officer in 2005, as they had each received a substantial grant in the second half of 2004. The Compensation Committee intends to consider potential equity-based grants for each of our executive officers during 2006.

Other
      Defined Contribution Plan. The Company maintains a qualified retirement plan pursuant to Internal Revenue Code Section 401(k) (the “401(k) Plan”) covering substantially all employees subject to certain minimum service requirements. The 401(k) Plan allows employees to make voluntary contributions and provides for discretionary matching contributions by the Company. The assets of the 401(k) Plan are held in trust for grantees and are distributed upon the retirement, disability, death or other termination of employment of the grantee. The Board, in its discretion, determines the amount of any Company contributions. We did not make any contributions during 2005.
      Life Insurance. The Company maintains, at its expense, for the benefit of each of its full-time employees, life insurance policies in the amount of one times the employee’s annual salary, up to $200,000.

Compensation of Chief Executive Officer
      Under his employment agreements with us (see “Employment and Consulting Agreements”), Mr. Reading received a salary of $325,000 in 2005, $262,500 in 2004 and $41,667 from November 3, 2003 through December 31, 2003. Effective February 27, 2006, Mr. Reading’s annual base salary was increased by the Compensation Committee to $341,250. Mr. Reading joined our Company in November 2003 as Chief Operating Officer and, effective November 1, 2004, was promoted to President and Chief Executive Officer. He also received a bonus totaling $150,000 for 2005 which was paid in early 2006 and $100,000 for 2004 which was paid in early 2005. Although Mr. Reading participated in our 401(k) Plan in 2005, we did not make any matching contributions to the plan during the year. In addition to cash compensation, during 2004, Mr. Reading was granted equity-based compensation grants to purchase a total of 200,000 shares of our common stock under our 2003 Stock Incentive Plan and during 2003, he was granted 50,000 inducement options to purchase shares of our common stock. No stock options were granted to Mr. Reading in 2005.
      In determining the appropriate compensation for Mr. Reading, the Compensation Committee evaluates our overall performance under Mr. Reading’s leadership, as well as his individual contributions to key strategic, financial and development objectives. The Compensation Committee utilized a combination of quantitative measures and qualitative factors in reviewing his performance and compensation. In 2005, the Compensation Committee used the services of a third party consulting firm to review the compensation packages of the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer and to compare the present level of compensation to industry standards.
Compensation Deductibility Policy
      Under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”) and applicable Treasury regulations, no deduction is allowed for annual compensation in excess of $1 million paid by a publicly traded corporation to its chief executive officer and the four other most highly compensated officers. Under those provisions, however, there is no limitation on the deductibility of “qualified performance-based compensation.”
      In general, our policy is to maximize the extent of tax deductibility of executive compensation under the provisions of Section 162(m) so long as doing so is compatible with the most appropriate methods and approaches for the design and delivery of compensation to our executive officers.

Respectfully submitted,

Compensation Committee
Bruce D. Broussard, Chairman
Daniel C. Arnold
Albert L. Rosen
Clayton K. Trier
Compensation Committee Interlock and Insider Participation
      None of the members of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries and none of our executive officers has served on the board of directors or compensation committee of any other entity that has or has had an executive officer who served as a member of our board of directors or Compensation Committee during 2005.
Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and officers to file with the SEC initial reports of ownership of our equity securities and to file subsequent reports when there are changes in their ownership. In 2004, the Form 3 for Mr. Kosberg was not filed within the required time period when he rejoined the Board of Directors and became acting Chief Executive Officer on July 6,

2004. The Form 3 for Mr. Kosberg was filed in March 2005. In 2005, the Form 4 for the November 15, 2005 grants to Messrs. Arnold, Brookner, Broussard, Johnston, Kosberg, Pullins, Rosen and Trier were not filed within the required time period. These forms were filed between November 23, 2005 and December 12, 2005. We believe that during 2005 all other Section 16(a) filing requirements applicable to our directors and officers were complied with on a timely basis.
Five Year Performance Graph
      The following performance graph compares the cumulative total stockholder return of our common stock to The Nasdaq Stock Market United States Index and The Nasdaq Stock Market Healthcare Index for the period from December 31, 2000 through December 31, 2005. The graph assumes that $100 was invested in each of our Common Stock and the companies listed on The Nasdaq Stock Market United States Index and The Nasdaq Stock Market Healthcare Index on December 31, 2000 and that any dividends were reinvested.
Comparison of Five Years Cumulative Total Return
for the Year Ended December 31, 2005

	12/00	12/01	12/02	12/03	12/04	12/05

U.S. Physical Therapy, Inc.	100	204	141	199	195	233

The Nasdaq Stock Market United States Index	100	79	55	82	89	91

The Nasdaq Stock Market Healthcare Index	100	108	93	142	179	247

EQUITY COMPENSATION PLAN INFORMATION
      The following table provides information about our common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans as of December 31, 2005, including the 1992 Stock Option Plan, 1999 Employee Stock Option Plan, and Inducement option agreements.

			Number of
			Securities
			Remaining Available
	Number of		for Future Issuance
	Securities to be		Under Equity
	Issued Upon	Weighted Average	Compensation
	Exercise of	Exercise Price of	Plans, Excluding
	Outstanding	Outstanding Options	Securities Reflected
Plan Category	Options and Rights	and Rights	in 1st Column

Equity Compensation Plans Approved by Stockholders(1)	880,231	$12.97	63,900
Equity Compensation Plans Not Approved by Stockholders(2)	261,853	$14.77	114,817

Total	1,142,084	$13.39	178,717

(1)	The 1992 Stock Option Plan, as amended, expired in 2002, and no new option grants can be awarded under that plan. The 2003 Stock Incentive Plan permits us to grant stock-based compensation to employees, consultants and outside directors of the Company.

(2)	The 1999 Employee Stock Option Plan permits us to grant to certain non-officer employees nonstatutory options to purchase shares of our common stock. We also granted inducement options to certain individuals in connection with their offers of employment or initial affiliation with us. Each inducement option was made pursuant to an option grant agreement.
Item 2 — Approval of the Amended 1999 Plan
Description of Incentive Stock Plans
      The Company has the following incentive stock plans:
      The 1992 Stock Option Plan, as amended (the “1992 Plan”), permitted the Company to grant to key employees and outside directors of the Company incentive and nonstatutory options to purchase up to 3,495,000 shares of our common stock (subject to proportionate adjustments in the event of stock dividends, splits, and similar corporate transactions). The 1992 Plan expired in 2002 and no new option grants can be awarded subsequent to this date.
      Incentive stock options (those intended to satisfy the requirements of Section 422 of the Internal Revenue Code) granted under the 1992 Plan were granted at an exercise price not less than the fair market value of the shares of our common stock on the date of grant. The exercise prices of options granted under the 1992 Plan were determined by the Compensation Committee. The period within which each option is exercisable was determined by the Compensation Committee (however, in no event may the exercise period of an incentive stock option extend beyond 10 years from the date of grant).
      During 2003, the Board of Directors granted inducement options covering 145,000 options to five individuals in connection with their offers of employment. Inducement options may be exercised for a 10 year term from the date of the grant.
      The 2003 Stock Option Plan (the “2003 Plan”) permits the Company to grant to key employees and outside directors of the Company incentive and nonstatutory options to purchase up to 900,000 shares of our common stock and restricted stock (subject to proportionate adjustments in the event of stock dividends, splits, and similar corporate transactions). The 2003 Plan was approved by the Stockholders of the Company at the 2004 Stockholders Meeting on May 25, 2004.

      In addition to the above incentive stock plans, the Company has the 1999 Plan, which as amended is described below.
      The purposes of the 1992 Plan, Amended 1999 Plan, inducement options and 2003 Plan are to provide an incentive for eligible individuals to remain in the employ or service of the Company or its affiliates, to extend to them the opportunity to acquire a proprietary interest in the Company so that they will apply their best efforts for the benefit of the Company and to aid the Company in attracting able persons to serve the Company and its affiliates.
      The following table includes a cumulative summary of stock options as of December 31, 2005:

					Available
Stock Option Plans	Authorized	Outstanding	Exercised	Exercisable	for Grant

1992 Plan*	3,495,000	116,131	2,685,881	116,131	—
1999 Plan	300,000	127,853	57,330	28,443	114,817
2003 Plan	900,000	764,100	72,000	412,800	63,900
Inducements	166,000	134,000	32,000	65,000	—

Totals	4,861,000	1,142,084	2,847,211	622,374	178,717

*	No options remain available for future grants under the 1992 Plan as the plan expired in April 2002.
Proposed Amendments to the 1999 Plan
      The Amended 1999 Plan will amend the 1999 Plan, if approved, to (i) provide for the grant of restricted stock and incentive stock option awards, as well as nonstatutory awards, (ii) include all employees of the Company and its affiliates in the definition of eligible individuals, (iii) eliminate the Committee’s ability to reset the exercise price under any award granted under the Amended 1999 Plan, (iv) extend the effective date until May 31, 2016 and (v) provide such other changes required or made desirable by applicable law, accounting rules or NASD Marketplace Rules. With the change in the accounting rules which requires expensing of the fair value of stock options, it is anticipated that fewer shares will be granted to employees in the future and that such grants are likely to include restricted shares in addition to or in place of stock options. Vesting, for at least some grants, will likely be subject to achieving specified performance criteria and not just chronological.
Description of the Amended 1999 Plan
      The principal provisions of the 1999 Plan, as amended (“Amended 1999 Plan”), are summarized below. The effective date of the Amended 1999 Plan will be May 31, 2006 (the “Effective Date”) the date stockholder approval. If stockholders do not approve the Amended 1999 Plan, all grants under the Amended 1999 Plan shall be null and void and the 1999 Plan shall continue as unamended. Such summary does not, however, purport to be complete and is qualified in its entirety by the terms of the Amended 1999 Plan. A copy of the Amended 1999 Plan is included as Appendix A to this proxy statement.
      The Amended 1999 Plan provides for the grant of options that are intended to qualify as nonstatutory options and incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) (nonstatutory options and incentive stock options are sometimes collectively referred to herein as “Options”), as well as restricted stock. The Amended 1999 Plan is administered by a Committee, which is appointed by our Board of Directors and consists of two or more individuals who (i) fulfill the “non-employee director” requirements of Rule 16b-3 under the Exchange Act and who are certified by our Board of Directors as independent directors and (ii) fulfill the “outside director” requirements of Section 162(m) of the Code. In either case, the Committee may be the compensation committee of our Board of Directors, or any subcommittee of the compensation committee, provided that the members of the Committee satisfy the requirements of the previous provisions of this paragraph. The Committee, with input from executive management, selects the employees (“grantees”) of the Company and its affiliates to whom options are granted. The approximate number of persons who would be eligible to be so selected is 1,600 as of March 31, 2006.
      Our Board of Directors may amend, suspend or terminate the Amended 1999 Plan; provided, however, any amendment that requires stockholder approval under applicable law or NASD Marketplace Rules shall be subject to stockholder approval.
      The number of shares of our common stock authorized for issuance under the Amended 1999 Plan is 300,000, but due to previous grants of awards, currently there are 114,734 shares that can be granted to eligible individuals.
      The maximum aggregate number of shares of our common stock (including, but not limited to, with respect to nonstatutory stock options, incentive stock options or restricted stock paid out in shares of our common stock) that may be granted or that may vest, as applicable, in any calendar year pursuant to any award held by any eligible individual shall be 100,000 shares. The term or restricted period of each award that is a nonstatutory stock option or incentive stock option or restricted stock shall be for such period as may be determined by the Committee; provided that in no event shall the term of any such award for an Option exceed a period of 10 years (or such shorter terms as may be required in respect of an incentive stock option under Section 422 of the Code). Any issuance of our common stock pursuant to the exercise of an Option or payment of any other award under the Amended 1999 Plan shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company.
      Nonstatutory Stock Options. Nonstatutory stock options granted under Amended 1999 Plan may be granted to grantees at a per share exercise price of not less than the fair market value of a share of our common stock on the date of grant. The exercise prices of nonstatutory stock options granted under the Amended 1999 Plan are determined by the Committee upon each grant (but may not be less than the greater of the par value or the fair market value of a share of our common stock on the date of grant). The Committee determines which eligible individuals receive Options and how many are issued. No Options may be granted 10 years after the Effective Date. Payment for shares purchased under the Amended 1999 Plan may be made either in cash or if permitted by the Committee, shares of our common stock or a share or shares of our common stock owned by the grantee and surrendered for actual or deemed multiple exchanges of shares of our common stock, or any combination thereof. Options shall not be exercisable more than 30 days after the grantee ceases employment for any reason other than death or disability or more than twelve months after the grantee of a nonstatutory stock option ceases employment due to death or disability.
      Incentive Stock Options. Incentive stock options are subject to the terms above under the caption “Nonstatutory Stock Options” except as may otherwise be provided below. Additionally, incentive stock options (those intended to qualify for special tax treatment under the Code) granted under the Amended 1999 Plan may be granted only to employees of the Company or its affiliates and at a per share exercise price of not less than 100% of the fair market value per share of our common stock on the date of grant. Notwithstanding any contrary provision in the Amended 1999 Plan to the extent that the aggregate fair market value (determined as of the time the incentive stock option is granted) of the shares of our common stock with respect to which incentive stock options are exercisable for the first time by any grantee during any single calendar year (under the Amended 1999 Plan and any other incentive stock option plan of the Company and its affiliates) exceeds the sum of $100,000, such incentive stock option shall be treated as a nonstatutory stock option to the extent in excess of the $100,000 limit, and not an incentive stock option, but all other terms and provisions of such Option shall remain unchanged. No person may be granted an incentive stock option if, at the time of the grant, such person owns, directly or indirectly, more than 10% of the total combined voting power of the Company or of any affiliate unless the option price is at least 110% of the fair market value of our common stock on the date of grant of the option and the exercise period of such incentive option is by its terms limited to 5 years from the option grant date. No incentive stock option shall be exercisable more than three months after the grantee ceases to be an employee due to death or disability.

      Restricted Stock. Grantees are eligible for grants of restricted stock. Restricted stock is subject to such restrictions on transfer by the grantee and repurchase by the Company as the Committee, in its sole discretion, shall determine. Prior to the lapse of such restrictions the grantee shall not be permitted to transfer such shares. The Company shall have the right to repurchase or recover such shares for the amount of cash paid, if any, if the grantee shall terminate employment from or services to the Company prior to the lapse of such restrictions or the restricted stock is forfeited by the grantee pursuant to the terms of the award. Each certificate representing restricted stock awarded under the Amended 1999 Plan shall be registered in the name of the grantee and, during the restricted period, shall be left in deposit with the Company and a stock power endorsed in blank. The grantee of restricted stock shall have all the rights of a stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares.
Federal Income Tax Implications of the Amended 1999 Plan
      The following is a brief description of the federal income tax consequences generally arising with respect to awards under the Amended 1999 Plan.
      The grant of an Option will create no tax consequences for the grantee or the Company. A grantee will not recognize taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the grantee must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares acquired on the date of exercise.
      The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the grantee in connection with an Option. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a grantee. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the grantee holds the shares for the incentive stock option holding periods required under the Code prior to disposition of the shares.
      With respect to awards granted under the Amended 1999 Plan that result in the payment or issuance of cash or shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the cash or the fair market value of shares or other property received. Thus, deferral of the time of payment or issuance due to restrictions on transfer and a substantial risk of forfeiture will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such payment or issuance. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.
      With respect to awards involving the issuance of shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares or other property received at the first time the shares or other property becomes transferable or is not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares or other property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares or property, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he previously paid tax. The grantee must file such election with the Internal Revenue Service and the Company within 30 days of the receipt of the shares or other property. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.
      Awards that are granted, accelerated or enhanced upon the occurrence of a change in control may give rise, in whole or in part, to excess parachute payments within the meaning of Code Section 280G and, to such extent, will be non-deductible by the Company and subject to a 20% excise tax by the grantee.

      Code Section 409A of the Code generally provides that any deferred compensation arrangement which does not meet specific requirements regarding (i) timing of payouts, (ii) advance election of deferrals and (iii) restrictions on acceleration of payouts results in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. In addition, taxes on the amounts included in income are also subject to a 20% excise tax and interest. In general, to avoid a violation of Section 409A of the Code, amounts deferred may only be paid out on separation from service, disability, death, a specified time, a change in control (as defined by the Treasury Department) or an unforeseen emergency. Furthermore, the election to defer generally must be made in the calendar year prior to performance of services, and any provision for accelerated payout other than for reasons specified by the Treasury may cause the amounts deferred to be subject to early taxation and to the imposition of the excise tax. Section 409A of the Code is broadly applicable to any form of deferred compensation other than tax-qualified retirement plans and bona fide vacation, sick leave, compensatory time, disability pay or death benefits, and may be applicable to certain awards under the amended and restated plan. The Treasury Department has provided interim guidance on transition issues and the meaning of various provisions of new Section 409A of the Code and is expected to provide additional guidance in the form of final regulations. Awards under the Amended 1999 Plan that are subject to Section 409A of the Code are intended to satisfy the requirements of Section 409A of the Code, as specified in the award agreement.
      Generally, taxable compensation earned by “covered employees” (as defined in Section 162(m) of the Code) for Options or certain other applicable awards is intended to constitute qualified performance-based compensation. We should, therefore, be entitled to a tax deduction for compensation paid in the same amount as the ordinary income recognized by the covered employees without any reduction under the limitations of Section 162(m) on deductible compensation paid to such employees. However, the Committee may determine, within its sole discretion, to grant awards to such covered employees that do not qualify as performance-based compensation. Under Section 162(m), the Company is denied a deduction for annual compensation paid to such employees in excess of one million dollars ($1,000,000).
      THE FOREGOING IS A SUMMARY OF THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES THAT GENERALLY WILL ARISE UNDER THE CODE WITH RESPECT TO AWARDS GRANTED UNDER THE 1999 PLAN, AS AMENDED, AND DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF ALL RELEVANT PROVISIONS OF THE CODE. MOREOVER, THIS SUMMARY IS BASED UPON CURRENT FEDERAL INCOME TAX LAWS UNDER THE CODE, WHICH ARE SUBJECT TO CHANGE. THE TREATMENT OF FOREIGN, STATE, LOCAL OR ESTATE TAXES IS NOT ADDRESSED. THE TAX CONSEQUENCES OF THE AWARDS ARE COMPLEX AND DEPENDENT UPON EACH INDIVIDUAL’S PERSONAL TAX SITUATION. ALL GRANTEES ARE ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR RESPECTING AWARDS.
      The Board of Directors believes the Amended 1999 Plan is necessary to promote the interest of the Company and its stockholders by encouraging grantees to acquire or increase their equity interest in the Company, thereby giving them an added incentive to work toward the continued growth and success of the Company. The Board of Directors also contemplates that through the Amended 1999 Plan, the Company will be better able to compete for the services of the individuals needed for the continued growth and success of the Company.
Required Vote
      The approval by the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the Amended 1999 Plan.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
VOTE FOR APPROVAL OF THE AMENDED 1999 PLAN.

Item 3 — Ratification of the Appointment of Independent registered Public Accounting Firm
      Our Audit Committee has appointed and recommends ratification of the appointment of Grant Thornton LLP as independent registered public accounting firm to conduct the audit of our financial statements for the year ending December 31, 2006 and to render other services as required and approved by the Audit Committee. Grant Thornton LLP has acted as our independent registered public accounting firm since August 27, 2004. Representatives of Grant Thornton LLP will attend our Annual Meeting of Stockholders, will be available to respond to questions by stockholders and will have an opportunity to make a statement regarding our financial statements if they desire to do so.
      If the stockholders fail to ratify the appointment of Grant Thornton LLP, the Audit Committee will consider whether or not to retain that firm since stockholder ratification of the appointment is not required and the Audit Committee has the responsibility for appointment of our independent registered public accounting firm. Even if the stockholders ratify the appointment, the Audit Committee, in its discretion, may direct the appointment of a different independent firm at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
      Properly executed but unmarked proxies will be voted FOR approval of the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm. The approval of the ratification of Grant Thornton LLP will require the affirmative vote of holders of a majority of votes cast on this matter in person or by proxy. Accordingly, abstentions applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter.
THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS
VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF
GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
INDEPENDENT PUBLIC ACCOUNTANTS
      Grant Thornton LLP has acted as our independent registered public accounting firm since August 27, 2004.
Audit and Non-Audit Fees
      The following table sets forth the fees billed for services performed by Grant Thornton LLP for fiscal year 2005 and 2004:

	2005	2004

Audit Fees	$422,199	$424,100
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—

Total	$422,199	$424,100

      Audit fees include fees for professional services rendered in connection with the audit of our financial statements and internal controls over financial reporting for the fiscal year as well as reviews of our financial statements included in our quarterly reports on Form 10-Q. The audit fees for 2004 do not include reviews for the first and second quarter which were performed by our predecessor auditor at a cost of $28,000.
      The Audit Committee is authorized to delegate to one or more of its members the authority to pre-approve any defined audit and permitted non-audit services provided by the independent auditors, and related fees and other terms of engagement on these matters, provided that each pre-approval decision is presented to the full Audit Committee at its next scheduled meeting. In 2005 and 2004, 100% of the audit-related services were pre-approved pursuant to these pre-approval procedures. Grant Thornton LLP has not provided any tax or other non-audit services to the Company.
Report of the Audit Committee
      The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report does not constitute “soliciting materials” and should not be deemed filed with or incorporated by reference into any other Company filings with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 or subject to the liabilities of Section 18 of the Exchange Act, except to the extent the Company specifically incorporates such information by reference.
      The Board of Directors has appointed an Audit Committee consisting of Messrs. Johnston, Harris, Pullins and Trier, all of whom are financially literate and independent (as that term is defined by Nasdaq Rules and SEC Rule 10A-3(b)). Mr. Trier was appointed to the Audit Committee effective February 23, 2005, and Dr. Harris was appointed on August 23, 2005. The Board of Directors has determined Mr. Trier and Mr. Pullins to be the “audit committee financial experts” (as that term is defined in pertinent regulations).
      Under the Sarbanes-Oxley Act, the Audit Committee is directly responsible for the selection, appointment, retention, compensation and oversight of the Company’s independent accountants, including the pre-approval of both audit and non-audit services (including fees and other terms), and the resolution of disagreements between management and the auditors regarding financial reporting, accounting, internal controls, auditing or other matters.
      In carrying out its responsibilities, the Audit Committee (i) makes such inquiries and reviews as are necessary to monitor the Company’s financial reporting, its external audits and its processes for compliance with laws and regulations, (ii) monitors the adequacy and effectiveness of the accounting and financial controls of the Company and elicits recommendations for the improvement of internal control processes and systems, (iii) reviews the planning, scope and results of the annual audit of the Company’s financial statements conducted by the Company’s independent accountants, (iv) reviews the scope and approves in advance any other services to be provided by the Company’s independent accountants, and (v) provides to the Board of Directors the results of its reviews and any recommendations derived therefrom, including such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that may require Board attention.
      The Audit Committee also maintains a telephone “hotline” by which it can directly receive, on an anonymous and confidential basis, complaints regarding accounting, internal accounting controls and other auditing matters, including any concerns regarding questionable accounting, auditing or other matters that the Company’s employees, and non-employees, may have. The Audit Committee has designated a “qualified compliance sub-committee” under applicable SEC rules. Members of the Compliance Committee are Messrs. Johnston, Harris and Pullins.
      The Audit Committee is authorized to engage independent counsel and other advisors it determines necessary to carry out its duties. The Audit Committee did not deem it necessary to engage independent counsel for any matters during 2005.
      Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls, and for the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America. The Company’s independent auditors are responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financials statements with accounting principles generally accepted in the United States of America. The Audit Committee monitors and reviews these processes, and reviews the Company’s periodic reports and quarterly earning releases before they are filed with the SEC, but is not responsible for the preparation of the Company’s financial statements and reports.

      In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements included in the Company’s Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also met with the Company’s Chief Executive Officer and Chief Financial Officer to discuss their review of the Company’s disclosure controls and procedures and internal accounting and financial controls in connection with the filing of the Annual Report on Form 10-K and other periodic reports with the SEC. However, members of the Audit Committee are not employees of the Company and have relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on the Company’s financial statements.
      Prior to commencement of audit work, the Audit Committee reviewed and discussed with representatives of Grant Thornton LLP, the Company’s independent auditors for fiscal 2005, the overall scope and plans for their audit of the Company’s financial statements for fiscal 2005. The Audit Committee also reviewed and discussed with Grant Thornton LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgments as to the quality, not just the acceptability, of the Company’s financial statements, any changes in accounting policies, sensitive accounting estimates, accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States of America, including the matters required to be discussed by SAS 61 (Communication with Audit Committees), as amended. The Audit Committee met with Grant Thornton LLP, with and without Company management present, to discuss whether any significant matters regarding internal controls over financial reporting had come to the auditors’ attention during the conduct of the audit, and the overall quality of the Company’s financial reporting.
      The Audit Committee has received the written disclosures and the letter from Grant Thornton LLP required by the Independence Standards Board Standard No. 1 and the Audit Committee has discussed with Grant Thornton LLP their independence. The Audit Committee considered, among other things, whether the services Grant Thornton LLP provided to the Company were compatible with maintaining Grant Thornton LLP’s independence. The Audit Committee also considered the amount of fees Grant Thornton LLP received for audit and non-audit services.
      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.
      The Audit Committee is governed by a written charter, adopted by the Board of Directors of the Company. The charter has been updated as appropriate in light of SEC regulations and Nasdaq Rules implementing the Sarbanes-Oxley Act and is included on our website, www.usph.com.

Respectfully submitted,

The Audit Committee
Marlin W. Johnston, Chairman
Bernard A. Harris
Jerald L. Pullins
Clayton K. Trier

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS TO BE
PRESENTED AT THE 2007 ANNUAL MEETING OF STOCKHOLDERS
      Any proposal intended to be presented by any stockholder for action at the 2007 Annual Meeting of Stockholders must be received by us on or before December 18, 2006 in order for the proposal to be considered for inclusion in the proxy statement and form of proxy relating to the 2007 Annual Meeting. If the date of next year’s annual meeting is changed by more than 30 days from May 31, 2007, the deadline will be a reasonable time before we print and mail our proxy materials. However, we are not required to include in our proxy statement and form of proxy for the 2007 Annual Meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time the proposal is received. In order for any stockholder proposal that is not included in such proxy statement and form of proxy to be brought before the 2007 Annual Meeting, such proposal must be received by the Corporate Secretary of U.S. Physical Therapy, Inc. at its principal executive offices at 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042 by March 6, 2007. If a timely proposal is received, the Board may exercise any discretionary authority granted by the proxies to be solicited on behalf of the Board in connection with the 2007 Annual Meeting of stockholders.
OTHER MATTERS
      As of the date of this Proxy Statement, our Board of Directors does not know of any other matters to be presented for action by stockholders at the 2006 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote the proxy as directed by a majority of the Board of Directors.

By Order of the Board of Directors,

Janna King
Corporate Secretary
Houston, Texas
April 17, 2006

APPENDIX A
U.S. PHYSICAL THERAPY, INC.
1999 EMPLOYEE STOCK OPTION PLAN
(as amended and restated May 31, 2006)
Scope and Purpose of Plan
      This U.S. Physical Therapy, Inc. 1999 Employee Stock Option Plan provides for the granting of Nonstatutory and Incentive Options, as well as Restricted Stock Awards (hereinafter defined) to certain employees of U.S. Physical Therapy, Inc., a Nevada corporation (the “Corporation”), or of its Affiliates (hereinafter defined) or of U.S. PT Management, Ltd., a Texas limited partnership (“USPTM”). The Board of Directors of the Corporation approved the amendment and restatement of the U.S. Physical Therapy, Inc. 1999 Employee Stock Plan effective as of May 31, 2006 (the “Plan”), the date stockholder approval, as follows:
      The purpose of the Plan is to provide an incentive for certain employees of the Corporation or its Affiliates or USPTM to remain in the service of the Corporation or its Affiliates or USPTM, to extend to them the opportunity to acquire a proprietary interest in the Corporation so that they will apply their best efforts for the benefit of the Corporation, and to aid the Corporation in attracting able persons to enter the service of the Corporation and its Affiliates or USPTM.
Section 1.     Definitions.
      1.1 “Affiliates” shall mean (a) any corporation, other than the Corporation, in an unbroken chain of corporations ending with the Corporation if each of the corporations, other than the Corporation, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain and (b) any corporation, other than the Corporation, in an unbroken chain of corporations beginning with the Corporation if each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
      1.2 “Agreement” shall mean the written agreement between the Corporation and a Holder evidencing the Award granted by the Corporation and the understanding of the parties with respect thereto.
      1.3. “Award” shall mean collectively Options (Incentive Options and Nonstatutory Options), and Restricted Stock awarded under this Plan.
      1.4 “Board of Directors” shall mean the board of directors of the Corporation.
      1.5 “Code” shall mean the Internal Revenue Code of 1986, as amended, and all applicable rulings, notices and regulations thereunder.
      1.6 “Committee” shall mean the committee appointed pursuant to Section 3 hereof by the Board of Directors to administer this Plan.
      1.7 “Effective Date” shall mean May 31, 2006.
      1.8 “Eligible Individuals” shall mean all employees of the Corporation or of any of its Affiliates or of USPTM; provided, however, that with respect to an Incentive Option, Eligible Individual shall mean only employees of the Corporation and its Affiliates.
      1.9 “Fair Market Value” shall be determined in accordance with Code Section 409A and shall mean:

(a) If shares of Stock of the same class are listed or admitted to unlisted trading privileges on any national or regional securities exchange at the date of determining the Fair Market Value, the last reported sale price on such exchange on the last business day prior to the date in question; or

(b) If shares of Stock of the same class shall not be listed or admitted to unlisted trading privileges as provided in Subparagraph 1.7(a) and sales prices therefore in the over-the-counter market shall be reported by the National Association of Securities Dealers, Inc. Automated Quotations, Inc. (“NASDAQ”) National Market System at the date of determining the Fair Market Value, the last reported sale price so reported on the last business day prior to the date in question; or

(c) If shares of Stock of the same class shall not be listed or admitted to unlisted trading privileges as provided in Subparagraph 1.7(a) and sales prices therefore shall not be reported by the NASDAQ National Market System as provided in Subparagraph 1.7(b), and bid and asked prices therefore in the over-the-counter market shall be reported by NASDAQ (or, if not so reported, by the National Quotation Bureau Incorporated) at the date of determining the Fair Market Value, the average of the closing bid and asked prices on the last business day prior to the date in question; and

(d) If shares of Stock of the same class shall not be listed or admitted to unlisted trading privileges as provided in Subparagraph 1.7(a) and sales prices or bid and asked prices therefor shall not be reported by NASDAQ (or the National Quotation Bureau Incorporated) as provided in Subparagraph 1.7(b) or Subparagraph 1.7(c) at the date of determining the Fair Market Value, the value determined in good faith by the Board of Directors and in accordance with Code Section 409A.
      1.10 “Holder” shall mean an Eligible Individual to whom an Award has been granted.
      1.11 “Incentive Option” shall mean any option that satisfies the requirements of Section 422 of the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.
      1.12 “Nonstatutory Options” shall mean stock options that are not intended to satisfy the requirements of Section 422 of the Code.
      1.13 “Options” shall mean collectively Incentive and Nonstatutory Options.
      1.14 “Restricted Stock” shall mean any share of Stock, prior to the lapse of restrictions thereon, granted under this Plan.
      1.15 “Securities Act” shall mean the Securities Act of 1933, as amended.
      1.16 “Stock” shall mean the Corporation’s authorized 300,000 shares of Common Stock, $0.01 par value per share, together with any other securities with respect to which Awards granted hereunder may become exercisable. Shares of Stock reserved under this Plan shall be available for any one of the types of Awards available under this Plan including Nonstatutory Options, Incentive Options, and Restricted Stock.
Section 2.     Stock and Maximum Number of Shares Subject to the Plan.
      2.1 Description of Stock and Maximum Shares Allocated. The Stock which may be issued upon the exercise of an Award may either be unissued or reacquired shares of Stock, as the Board of Directors may, in its sole and absolute discretion, from time to time determine.
      Subject to adjustment as provided in Section 6.5, the maximum aggregate number of Shares of stock (including Options and Restricted Stock) that may be granted or that may vest, as applicable, in any calendar year pursuant to any Award held by any Eligible Individual shall be 100,000 shares.
      The maximum aggregate cash payout with respect to Awards granted in any calendar year which may be made to any Eligible Individual shall be $5 million.
      With respect to any Option granted to an employee that is canceled or repriced, the number of shares subject to such Option shall continue to count against the maximum number of shares that may be the subject of Options granted to such Holder to the extent required by and in accordance with Section 162(m) of the Code. The foregoing limitations shall be construed and administered so as to comply with the performance-based exception under Code Section 162(m).
      2.2 Restoration of Unpurchased Shares. If an Award granted hereunder expires or terminates for any reason during the term of this Plan and prior to the exercise of the Option in full, the shares of Stock subject to but not issued under such Option shall again be available for Options granted hereunder subsequent thereto.
Section 3.     Administration of the Plan.
      3.1 Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two individuals appointed by the Board of Directors of the Corporation who (i) fulfill the “non-employee director” requirements of Rule 16b-3 under the Exchange Act and who is certified by the Board as an independent director and (ii) fulfill the “outside director” requirements of Section 162(m) of the Code. In either case, the Committee may be the compensation committee of the Board, or any subcommittee of the compensation committee, provided that the members of the Committee satisfy the requirements of the previous provisions of this paragraph.
      3.2 Duration, Removal, Etc. The members of the Committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from the Committee or to add members thereto. Vacancies on the Committee, however caused, shall be filled by action of the Board of Directors.
      3.3 Meetings and Actions of Committee. The Committee shall elect one of its members as its Chairman and shall hold its meetings at such times and places as it may determine. All decisions and determinations of the Committee shall be made by the majority vote or decision of all of its members present at a meeting; provided, however, that any decision or determination reduced to writing and signed by all of the members of the Committee shall be as fully effective as if it had been made at a meeting duly called and held. The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with the provisions hereof and with the bylaws of the Corporation as it may deem advisable.
      3.4 Committee’s Powers. Subject to the express provisions hereof, the Committee shall have the authority, in its sole and absolute discretion, (a) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to the Plan; (b) to determine the terms and provisions of the respective Agreements (which need not be identical), including provisions defining or otherwise relating to (i) subject to Section 6 of the Plan, the term and the period or periods and extent of exercisability of the Options, (ii) the extent to which the transferability of shares of Stock issued upon exercise of Options is restricted, (iii) the effect of termination of employment upon the exercisability of the Options, and (iv) the effect of approved leaves of absence; (c) to accelerate the time of exercisability of any Option that has been granted; (d) to construe the terms of any Agreement and the Plan; and (e) to make all other determinations and perform all other acts necessary or advisable for administering the Plan, including the delegation of such ministerial acts and responsibilities as the Committee deems appropriate. The Committee shall NOT have discretion to establish or reset exercise price under any Award granted hereunder. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Agreement in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The Committee shall have full discretion to make all determinations on the matters referred to in this Paragraph 3.4; such determinations shall be final, binding and conclusive.
SECTION 4.     Eligibility and Participation.
      4.1 Eligible Individuals. Awards may be granted hereunder only to persons who are Eligible Individuals at the time of the grant thereof.
      4.2 No Right to Option. The adoption of the Plan shall not be deemed to give any person a right to be granted an Award.
SECTION 5.     Grant of Awards and Certain Terms of the Agreements.
      Subject to the express provisions hereof, the Committee shall determine which Eligible Individuals shall be granted Awards hereunder from time to time. In making Awards, the Committee shall take into consideration the contribution the potential Holder has made or may make to the success of the

Corporation or its Affiliates or of USPTM and such other considerations as the Board of Directors may from time to time specify. The Committee shall also determine the number of shares subject to each of such Awards, and shall authorize and cause the Corporation to grant Options in accordance with such determinations.
      The date on which the Committee completes all action constituting an offer of an Award to an individual, including the specification of the number of shares of Stock to be subject to the Award, shall be the date on which the Award covered by an Agreement is granted, even though certain terms of the Agreement may not be at such time determined and even though the Agreement may not be executed until a later time. For purposes of the preceding sentence, an offer shall be deemed made if the Committee has completed all such action except communication of the grant of the Award to the potential Holder. In no event, however, shall a Holder gain any rights in addition to those specified by the Committee in its grant, regardless of the time that may pass between the grant of the Award and the actual execution of the Agreement by the Corporation and the Holder.
      Each Award granted hereunder shall be evidenced by an Agreement, executed by the Corporation and the Eligible Individual to whom the Award is granted, incorporating such terms as the Committee shall deem necessary or desirable. More than one Award may be granted hereunder to the same Eligible Individual and be outstanding concurrently hereunder.
      Each Agreement may contain or otherwise provide for conditions giving rise to the forfeiture of the Stock acquired pursuant to an Award granted hereunder or otherwise and such restrictions on the transferability of shares of the Stock acquired pursuant to an Award granted hereunder or otherwise as the Committee in its sole and absolute discretion shall deem proper or advisable. Such conditions giving rise to forfeiture may include, but need not be limited to, the requirement that the Holder render substantial services to the Corporation or its Affiliates or of USPTM for a specified period of time.
Section 6.     Terms and Conditions of Options/ Awards.
      All Options granted hereunder shall comply with, be deemed to include, and shall be subject to the following terms and conditions:
      6.1 Number of Shares. Each Agreement shall state the number of shares of Stock to which it relates.
      6.2 Exercise Price. Each Agreement shall state the exercise price per share of Stock. The exercise price per share of Stock subject to an Option shall not be less than the greater of (a) the par value per share of the Stock or (b) 100% of the Fair Market Value per share of the Stock on the date of the grant of the Option (110% of the fair market value per share of the Stock on the date of grant for Incentive Options granted to a 10% or greater shareholder). The exercise price per share of Stock subject to an Option shall be determined upon the granting of the Option, subject to the restrictions set forth above.
      6.3 Medium and Time of Payment, Method of Exercise, and Withholding Taxes. The exercise price of an Option shall be payable upon the exercise of the Option in a manner that is acceptable to the Committee in its sole discretion, which form may include cash, shares of Stock or a share or shares of Stock owned by the Holder and surrendered for actual or deemed multiple exchanges of shares of Stock, or any combination thereof. Exercise of an Option shall not be effective until the Corporation has received written notice of exercise, specifying the number of whole shares to be purchased and accompanied by payment in full of the aggregate exercise price of the number of shares purchased. The Corporation shall not in any case be required to sell, issue, or deliver a fractional share of Stock with respect to any Option.
      The Committee may, in its discretion, require a Holder to pay to the Corporation at the time of exercise of an Option or portion thereof the amount that the Corporation deems necessary to satisfy its obligation to withhold Federal, state or local income or other taxes incurred by reason of the exercise. Where the exercise of an Option does not give rise to an obligation to withhold Federal income or other taxes on the date of exercise, the Corporation may, in its discretion, require a Holder to place shares of Stock purchased under the Option in escrow for the benefit of the Corporation until such time as Federal income or other tax withholding is no longer required with respect to such shares or until such withholding is required on amounts included in the gross income of the Holder as a result of the exercise of an Option or the disposition of shares of Stock acquired pursuant thereto. At such later time, the Corporation, in its discretion, may require a Holder to pay to the Corporation the amount that the Corporation deems necessary to satisfy its obligation to withhold minimum Federal, state or local income or other taxes incurred by reason of the exercise of the Option or the disposition of shares of Stock. Upon receipt of such payment by the Corporation, such shares of Stock shall be released from escrow to the Holder.
      6.4 Term, Time of Exercise, and Transferability of Stock and Options. In addition to such other terms and conditions as may be included in a particular Agreement granting an Option, an Option shall be exercisable during a Holder’s lifetime only by the Holder or by the Holder’s guardian or legal representative in accordance with the next sentence. The Agreement for an Option shall specify the exercise period; provided, however that no Option will be exercisable for a period of more than 10 years after the date of grant. An Option shall not be transferable other than by will or the laws of descent and distribution, or with respect to a Nonstatutory Option only, pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. No Eligible Employee shall be eligible for the grant of any Incentive Option who owns or would own immediately before the grant of such Incentive Option, directly or indirectly, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate. This restriction does not apply if, at the time an Incentive Option is granted, the Incentive Option exercise price is at least one hundred and ten percent (110%) of the Fair Market Value on the date of grant and the Incentive Option by its terms is not exercisable after the expiration of five (5) years from the date of grant. For the purpose of the immediately preceding sentence, the attribution rules of Section 424(d) of the Code shall apply for the purpose of determining an employee’s percentage ownership in the Corporation and its Affiliates. The foregoing sentence shall be construed consistent with the requirements of Section 422 of the Code. Notwithstanding any contrary provision in the Plan, to the extent that the aggregate Fair Market Value (determined as of the time the Incentive Option is granted) of the shares of Stock with respect to which Incentive Options are exercisable for the first time by any Holder during any single calendar year (under the Plan and any other stock option plans of the Corporation and its Affiliates) exceeds the sum of $100,000, such Incentive Option shall be treated as a Nonstatutory Option to the extent in excess of the $100,000 limit, and not an Incentive Option, but all other terms and provisions of such option shall remain unchanged. This paragraph shall be applied by taking Incentive Options into account in the order in which they were granted and shall be construed in accordance with Section 422(d) of the Code. In the absence of such regulations or other authority, or if such regulations or other authority require or permit a designation of the options which shall cease to constitute Incentive Options, then such Incentive Options, only to the extent of such excess, shall automatically be deemed to be Nonstatutory Options but all other terms and conditions of such Options, and the corresponding Agreement, shall remain unchanged.
      The provisions of the remainder of this Paragraph 6.4 shall apply to the extent a Holder’s Agreement does not expressly provide otherwise.
      If a Holder (a) voluntarily ceases to be an Eligible Individual or (b) ceases to be an Eligible Individual by reason that his status as such was terminated by the Corporation or one of its Affiliates or by USPTM (with or without cause), the Option shall terminate thirty days after such Holder ceases to be an Eligible Individual.
      Notwithstanding the foregoing, if a Holder ceases to be an Eligible Individual by reason of (a) disability (as defined in Section 22(e)(3) of the Code) or (b) death, then the Holder shall have the right: (1) for twelve months after the date of disability or death to exercise a Nonstatutory Option to the extent such Nonstatutory Option is exercisable on the date of his disability/death, and (2) for 3 months after the date of disability or death to exercise an Incentive Option to the extent such Incentive Option is exercisable on the date of disability/death.

      That portion of the Option which is not exercisable on the date the Holder ceases to be an Eligible Individual shall terminate and be forfeited to the Corporation on the date of such cessation.
      The Committee shall have authority to prescribe in any Agreement that the Option evidenced thereby may be exercised in full or in part as to any number of shares subject thereto at any time or from time to time during the term of the Option, or in such installments at such times during said term as the Committee may prescribe. Except as provided above and unless otherwise provided in any Agreement, an Option may be exercised at any time or from time to time during the term of the Option. Such exercise may be as to any or all whole (but no fractional) shares which have become purchasable under the Option.
      Within a reasonable time or such time as may be permitted by law after the Corporation receives written notice that the Holder has elected to exercise all or a portion of an Option, accompanied by payment in full of the aggregate Option exercise price of the number of shares of Stock purchased, the Corporation shall issue and deliver a certificate representing the shares acquired in consequence of the exercise and any other amounts payable in consequence of such exercise. The number of the shares of Stock transferable due to an exercise of an Option under this Plan shall not be increased due to the passage of time, except as may be provided in an Agreement. However, this number of such shares of Stock which are transferable may increase due to the occurrence of certain events which are fully described in Paragraph 6.5.
      Nothing herein or in any Option granted hereunder shall require the Corporation to issue any shares upon exercise of any Option if such issuance would, in the opinion of counsel for the Corporation, constitute a violation of the Securities Act or any similar or superseding statute or statutes, or any other applicable statute or regulation, as then in effect. At the time of any exercise of an Option, the Corporation may, as a condition precedent to the exercise of such Option, require from the Holder of the Option (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning his intentions with regard to the retention or disposition of the shares being acquired by exercise of such Option and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Corporation, may be necessary to ensure that any disposition by such Holder (or in the event of his death, his legal representatives, heirs, legatees, or distributees), will not involve a violation of the Securities Act or any similar or superseding statute or statutes, or any other applicable state or federal statute or regulation, as then in effect. Certificates for shares of Stock, when issued, may have the following or similar legend (in the event the shares of stock covered by Options granted under this Plan are not then registered under the Securities Act and under applicable state securities laws), or statements of other applicable restrictions, endorsed thereon, and, as described in the preceding sentence, may not be immediately transferable:

The shares of Stock evidenced by this certificate have been issued to the registered owner in reliance upon written representations that these shares have been purchased for investment. These shares have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws, in reliance upon an exception from registration. Without such registration, these shares may not be sold, transferred, assigned or otherwise disposed of unless, in the opinion of the Corporation and its legal counsel, such sale, transfer, assignment or disposition will not be in violation of the Securities Act of 1933, as amended, applicable rules and regulations of the Securities and Exchange Commission, and any applicable state securities laws.
      6.5 Adjustments Upon Changes in Capitalization, Merger, Etc. In the event of any change in the number of outstanding shares of Stock

(a) effected without receipt of consideration therefore by the Corporation, by reason of a stock dividend, or split, combination, exchange of shares or other recapitalization, merger, or otherwise, in which the Corporation is the surviving corporation, or

(b) by reason of a spin-off of a part of the Corporation into a separate entity, or assumptions and conversions of outstanding grants due to an acquisition by the Corporation of a separate entity,

      (1) the aggregate number and class of the reserved shares and the maximum number of shares subject to Awards that may be granted to any officer or other employee during any calendar year, (2) the number and class of shares subject to each outstanding Option and (3) the exercise price of each outstanding Option shall be automatically adjusted to accurately and equitably reflect the effect thereon of such change (provided, however, that any fractional share resulting from such adjustment may be eliminated) so that the total number of outstanding shares subject to an Award shall be equivalent to the amount specified in Paragraph 2.1 of the Plan. Notwithstanding the foregoing, any adjustment in connection with this Section 6.5 with respect to Options shall be made in accordance with Code Sections 424 and 409A, if applicable as determined by the Committee. In the event of a dispute concerning such adjustment, the Committee has full discretion to determine the resolution of the dispute. Such determination shall be final, binding and conclusive. The number of reserved shares or the number of shares subject to any outstanding Option shall be automatically reduced by any fraction included therein which results from any adjustment made pursuant to this Paragraph 6.5.
      The following provisions of this Paragraph 6.5 shall apply unless a Holder’s Agreement provides otherwise. In the event of:

(a) a dissolution or liquidation of the Corporation,

(b) a merger or consolidation (other than a merger effecting a reincorporation of the Corporation in another state or any other merger or a consolidation in which the stockholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the stockholders of the Corporation and their proportionate interests therein immediately prior to the merger or consolidation) in which the Corporation is not the surviving corporation (or survives only as a subsidiary of another corporation in a transaction in which the stockholders of the parent of the Corporation and their proportionate interests therein immediately after the transaction are not substantially identical to the stockholders of the Corporation and their proportionate interests therein immediately prior to the transaction; provided, however, that the Board of Directors may at any time prior to such a merger or consolidation provide by resolution that the foregoing provisions of this parenthetical shall not apply if a majority of the board of directors of such parent immediately after the transaction consists of individuals who constituted a majority of the Board of Directors immediately prior to the transaction), or

(c) a transaction in which any person becomes the owner of 50% or more of the total combined voting power of all classes of stock of the Corporation (provided, however, that the Board of Directors may at any time prior to such transaction provide by resolution that this subparagraph (c) shall not apply if such acquiring person is a corporation and a majority of the board of directors of the acquiring corporation immediately after the transaction consists of individuals who constituted a majority of the Board of Directors immediately prior to the acquisition of such 50% or more total combined voting power)
the Plan and all Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of the Plan and/or the assumption of the Options theretofore granted, or for the substitution for such Options of new options covering the stock of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Plan and Options theretofore granted shall continue in the manner and under the terms so provided and in accordance with Code Sections 424 and 409A, if applicable as determined by the Committee. In the event of any such termination of the Plan, each individual holding an Option shall have the right (subject to the general limitations on exercise set forth in Paragraph 6.4 above), immediately prior to the occurrence of such termination and during such period occurring prior to such termination as the Board of Directors in its sole discretion shall determine and designate, to exercise such Option in whole or in part, whether or not such Option was otherwise exercisable at the time such termination occurs. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Corporation gives notice thereof to its stockholders.

      6.6 Rights as a Stockholder. A Holder shall have no right as a stockholder with respect to any shares covered by his Option until a certificate representing such shares is issued to him. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash or other property) or distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Paragraph 6.5 hereof.
      6.7 Modification, Extension and Renewal of Options. Subject to the terms and conditions of and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of Options outstanding hereunder (to the extent not theretofore exercised) and authorize the granting of new Options hereunder in substitution therefore (to the extent not theretofore exercised). The Committee may not modify any outstanding Options so as to specify a higher or lower exercise price or base amount or accept the surrender of outstanding Options. In addition, no modification of an Option granted hereunder shall, without the consent of the Holder, alter or impair any rights or obligations under any Option theretofore granted hereunder to such Holder under the Plan.
      6.8 Furnish Information. Each Holder shall furnish to the Corporation all information requested by the Corporation to enable it to comply with any reporting or other requirement imposed upon the Corporation by or under any applicable statute or regulation.
      6.9 Obligation to Exercise; Termination of Employment. The granting of an Option hereunder shall impose no obligation upon the Holder to exercise the same or any part thereof. In the event of a Holder’s termination of employment with the Corporation or an Affiliate or USPTM, the unexercised portion of an Option granted hereunder shall terminate in accordance with Paragraph 6.4 hereof.
      6.10 Agreement Provisions. The Agreements authorized under the Plan shall contain such provisions in addition to those required by the Plan (including, without limitation, restrictions or the removal of restrictions upon the exercise of the Option and the retention or transfer of shares thereby acquired) as the Committee shall deem advisable.
      6.11 Restricted Stock. Eligible Individuals shall, subject to the direction of the Committee, be eligible for grants of Restricted Stock. The Restricted Stock shall be subject to such restrictions on transfer by the Eligible Individual and repurchase by Corporation as the Committee, in its sole discretion, shall determine. Prior to the lapse of such restrictions the Holder shall not be permitted to transfer such shares. Corporation shall have the right to repurchase or recover any such shares for the amount of cash paid, if any, if (i) the Holder shall terminate Employment from Corporation prior to the lapse of such restrictions, or (ii) the Restricted Stock is forfeited by Holder pursuant to the terms of the Award. Notwithstanding the foregoing, unless the Award specifically provides otherwise, all Restricted Stock not otherwise vested shall vest upon (i) termination of a Holder without Cause, as defined in the Award Agreement; (ii) termination, resignation or removal of a Holder for any reason within one (1) year from the effective date of a Change of Control; or (iii) death or Disability as defined in the Award Agreement of the Holder. Each certificate representing Restricted Stock awarded under the Plan shall be registered in the name of the Eligible Individual and, during the Restricted Period, shall be left in deposit with the Corporation and a stock power endorsed in blank. The Holder of Restricted Stock shall have all the rights of a stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares. Any certificate or certificates representing shares of Restricted Stock shall bear a legend similar to the following:

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including forfeiture and restrictions against transfer) contained in the U.S. Physical Therapy, Inc. 1999 Incentive Plan and an Award Agreement entered into between the registered owner of such shares and U.S. Physical Therapy, Inc. A copy of the Plan and the Award Agreement are on file in the corporate offices of U.S. Physical Therapy, Inc.
In addition to any other restrictions the Committee at its discretion in an Agreement may require the Holder of a Restricted Stock Award to achieve performance goals before such Restricted Stock may be transferred and no longer subject to a substantial risk of forfeiture. The Committee may establish performance goals applicable to Restricted Stock based upon criteria in one or more of the following categories: (i) performance of the Corporation as a whole, (ii) performance of a segment of the Corporation’s business, and (iii) individual performance. Performance criteria for the Corporation shall relate to the achievement of predetermined financial objectives for the Corporation and its Affiliates on a consolidated basis. Performance criteria for a segment of the Corporation’s business shall relate to the achievement of financial and operating objectives of the segment for which the Holder is accountable. Examples of performance criteria shall include one or more of the following pre tax or after tax profit levels, including: earnings per share, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net operating profits after tax, and net income; total stockholder return; return on assets, equity, capital or investment; cash flow and cash flow return on investment; economic value added and economic profit; growth in earnings per share; levels of operating expense, maintenance expenses or measures of customer satisfaction and customer service as determined from time to time including the relative improvement therein or stock price performance. Individual performance criteria shall relate to a Holder’s overall performance, taking into account, among other measures of performance, the attainment of individual goals and objectives. The performance criteria may differ among Holders. The performance criteria need not be based on an increase or positive result and may include for example, maintaining the status quo or limiting economic loss.
      At the beginning of each performance period, the Committee shall (i) establish for such performance period specific financial or non-financial performance objectives that the Committee believes are relevant to the Corporation’s business objectives; (ii) determine the value of a Restricted Stock Award relative to performance objectives; and (iii) notify each Holder in writing of the established performance objectives and, if applicable, the minimum, target, and maximum value of Restricted Stock Award for such performance period.
      If an Award is intended to meet the performance based exception, the performance criteria shall preclude discretion to increase the amount of compensation payable upon attainment of the goal or other modification of the criteria except as permitted under Code Section 162(m).
      The basis for payment of Restricted Stock Award for a given performance period shall be the achievement of those performance objectives determined by the Committee at the beginning of the performance period as specified in the Holder’s Agreement. If minimum performance is not achieved for a performance period, no payment shall be made and all contingent rights shall cease.
Section 7.     Duration of Plan.
      The Plan shall be effective as of the Effective Date subject to shareholder approval of the Plan within 12 months from the Effective Date. If stockholders do not approve the Plan within 12 months of the Effective Date any grants of Awards prior to the Effective Date under this amended and restated Plan shall be null and void and this amendment and restatement of the Plan shall be ineffective. The Plan shall have no termination date; provided, however, that no Options may be granted after the date which is 10 years after the Effective Date. With respect to shares of Stock not currently covered by an outstanding Award, this Plan may be terminated at any time by the Board of Directors.
Section 8.     Amendment of Plan.
      The Board of Directors may at any time terminate or from time to time amend or suspend the Plan. Any Plan amendment shall be subject to shareholder approval if shareholder approval is required by applicable law or the rules of the exchange on which the Corporation’s stock is traded. No Award may be granted during any suspension of the Plan or after the Plan has been terminated and no amendment, suspension or termination shall, without a Holder’s consent, alter or impair any of the rights or obligations under any Award theretofore granted to such Holder under the Plan.

Section 9.     General.
      9.1 Application of Funds. The proceeds received by the Corporation from the sale of shares pursuant to Awards shall be used for general corporate purposes.
      9.2 Right of the Corporation and Affiliates to Terminate. Nothing contained in the Plan, or in any Agreement, shall confer upon any Holder the right to continue in the employ of the Corporation or any Affiliate, or interfere in any way with the rights of the Corporation or any Affiliate to terminate his employment any time.
      9.3 Authority of Committee. In addition to its authority expressed herein, the Committee shall have full and absolute discretion to make determinations under the Plan and any Agreement and to interpret the provisions of the Plan and any Agreement.
      9.4 No Liability for Good Faith Determinations. Neither the members of the Board of Directors nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Award granted under it, and members of the Board of Directors and the Committee shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage, or expense (including attorneys’ fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Corporation, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may from time to time be in effect.
      9.5 Information Confidential. As partial consideration for the granting of each Award hereunder, the Agreement may, in the Committee’s sole and absolute discretion, provide that the Holder shall agree with the Corporation that he will keep confidential all information and knowledge that he has relating to the manner and amount of his participation in the Plan; provided, however, that such information may be disclosed as required by law and may be given in confidence to the Holder’s spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan. In the event any breach of this promise comes to the attention of the Committee, it shall take into consideration such breach, in determining whether to recommend the grant of any future Award to such Holder, as a factor militating against the advisability of granting any such future Award to such individual.
      9.6 Other Benefits. Participation in the Plan shall not preclude the Holder from eligibility in any other stock option plan of the Corporation or any Affiliate or any old age benefit, insurance, pension, profit sharing, retirement, bonus, or other extra compensation plans which the Corporation or any Affiliate has adopted, or may, at any time, adopt for the benefit of its employees.
      9.7 Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock to the Holder, or to his legal representative, heir, legatee, or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Committee may require any Holder, legal representative, heir, legatee, or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.
      9.8 No Guarantee of Interests. Neither the Committee nor the Corporation guarantees the Stock of the Corporation from loss or depreciation.
      9.9 Payment of Expenses. All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Corporation or its Affiliates; provided, however, the Corporation or an Affiliate may recover any and all damages, fees, expenses, and/or costs arising out of any actions taken by the Corporation to enforce its rights hereunder.
      9.10 Corporation Records. Records of the Corporation or its Affiliates regarding the Holder’s period of employment, termination of employment and the reason therefore, leaves of absence, re-employment, and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.

      9.11 Information. The Corporation and its Affiliates shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Committee to perform its duties and functions under the Plan.
      9.12 No Liability of Corporation. The Corporation assumes no obligation or responsibility to the Holder or his legal representatives, heirs, legatees, or distributees for any act of, or failure to act on the part of, the Committee.
      9.13 Corporation Act. Any action required of the Corporation shall be by resolution of its Board of Directors, by a person authorized to act by resolution of the Board of Directors, or by a person authorized to act by the bylaws of the Corporation.
      9.14 Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.
      9.15 Notices. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail or by a nationally recognized courier service. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has previously specified by written notice delivered in accordance herewith or, if by courier, 24 hours after it is sent, addressed as described in this Section, or, if by facsimile machine, the time mechanically recorded on the document by the facsimile process. The Corporation or a Holder may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices. Until changed in accordance herewith, the Corporation and each Holder shall specify as its and his address for receiving notices the address set forth in the Agreement pertaining to the shares to which such notice relates.
      9.16 Waiver of Notice. Any person entitled to notice hereunder may waive such notice.
      9.17 Successors. The Plan shall be binding upon the Holder, his legal representatives, heirs, legatees, and distributees, upon the Corporation, its successors, and assigns, and upon the Committee and its successors.
      9.18 Headings. The titles and headings of Sections and Paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.
      9.19 Governing Law. All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Nevada except to the extent Nevada law is preempted by federal law. Questions arising with respect to the provisions of an Agreement that are matters of contract law shall be governed by the laws of the state specified in the Agreement, except to the extent preempted by federal law and except to the extent that Nevada corporate law conflicts with the contract law of such state, in which event Nevada corporate law shall govern. The obligation of the Corporation to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.
      9.20 Word Usage. Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.
      9.21 Taxes. All Awards hereunder are subject to all federal, state and local income taxes and the Corporation shall have the power and the right to deduct or withhold, or require a Holder to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan or an Award hereunder.

      9.22 Share Withholding. With respect to tax withholding required upon the exercise of Options granted after the Effective Date or upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of any Awards, Holders may elect, subject to the approval of the Committee in its discretion, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares having a Fair Market Value on the date the tax is to be determined equal to the minimum withholding taxes which could be imposed on the transaction as determined by the Committee. All such elections shall be made in writing, signed by the Holder, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY	PROXY
U.S.PHYSICAL THERAPY,INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 31,2006
THE PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     I, the undersigned stockholder of U.S.Physical Therapy, Inc.(the “Company”), hereby appoint Christopher J. Reading and Lawrance W. McAfee, and each of them, with full power of substitution, as my true and lawful attorneys, agents and proxies to cast all votes with respect to the Company’s common stock, which I am entitled to cast at the 2006 Annual Meeting of Stockholders to be held on Wednesday, May 31, 2006, at 9:00 a.m.(CT), at the Company’s offices at 1300 West Sam Houston Parkway South, Suite 300, Houston, Texas 77042, and at any adjournments or postponements of such meetings, upon the following matters.
     This proxy will be voted as directed by you. PROPERLY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED, FOR THE APPROVAL OF THE AMENDED AND RESTATED 1999 EMPLOYEE STOCK OPTION PLAN AND FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2006 AND AS DIRECTED BY A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS.
     The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement and the 2005 Annual Report on Form 10-K, and hereby revokes any proxy or proxies heretofore given with respect to such shares of the Company’s common stock. This proxy may be revoked at any time before its exercise.
(continued and to be signed and dated on reverse side)

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE  ▼

FOR
all nominees
	listed (except	WITHHOLD
	as marked to	AUTHORITY
	the contrary	to vote for all
	below)	nominees listed.
1.	ELECTION OF DIRECTORS
Election of ten directors to serve until the next annual meeting of stockholders. Nominees: Daniel C. Arnold, Christopher J. Reading, Lawrance W. McAfee, Mark J. Brookner, Bruce D. Broussard, Bernard A. Harris, Jr., Marlin W. Johnston, J.Livingston Kosberg, Jerald L.Pullins and Clayton K.Trier.	☐	☐
WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEES
(Print Name in Space Provided.)

Please mark your votes like this	☒

		FOR	AGAINST	ABSTAIN
2.	Approval of the Amended and Restated 1999 Employee Stock Option Plan.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.	Ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for 2006.	☐	☐	☐

4.	As determined by a majority of our Board of Directors, the proxies are authorized to vote upon other business as may properly come before the meeting or any adjournments.

Signature	Signature	Date

Please date and sign exactly as name appears hereon and return in the enclosed envelope. Signature of Stockholder or Authorized Representative (Only one signature is required in the case of stock ownership in the name of two or more persons.)